                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                      EQUITY RESIDENTIAL PROPERTIES TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           [EQUITY RESIDENTIAL LOGO]


               ---------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
               --------------------------------------------------


Dear Equity Residential Shareholder:

         You are cordially invited to attend a special meeting of shareholders of Equity Residential Properties Trust to be held on Wednesday, December 12, 2001, at 3:00 p.m., at One North Franklin Street, Third Floor, Chicago, Illinois, to consider and vote on a proposal to amend Equity Residential's Declaration of Trust to increase the total number of authorized common shares of beneficial interest from 350,000,000 to 1,000,000,000.

         Holders of record of Equity Residential common shares at the close of business on October 29, 2001, will be entitled to vote at the special meeting and any adjournments.

         Your vote is very important. In addition to voting by signing, dating and mailing the enclosed proxy card, you may vote by using a toll-free telephone number or the Internet. If you attend the special meeting and prefer to vote in person, you may do so. Whether you plan to attend the special meeting or not, we encourage you to vote as soon as possible so that your shares will be represented at the special meeting.


                                       By Order of the Board of Trustees,

                                       /s/ Bruce C. Strohm
                                       Bruce C. Strohm
                                       Executive Vice President, General Counsel
                                         and Secretary
Two North Riverside Plaza
Chicago, Illinois
November 6, 2001

                       EQUITY RESIDENTIAL PROPERTIES TRUST
                            TWO NORTH RIVERSIDE PLAZA
                             CHICAGO, ILLINOIS 60606

-------------------------------------------------------------------------------
                                 PROXY STATEMENT
-------------------------------------------------------------------------------

         This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Trustees of Equity Residential Properties Trust ("Equity Residential" or "Company") for use at the Special Meeting of Shareholders to be held on Wednesday, December 12, 2001, at 3:00 p.m., at One North Franklin Street, Third Floor, Chicago, Illinois, and any adjournments thereof (the "Special Meeting"). At the Special Meeting, holders of common shares will vote on the proposal to amend the Company's Second Amended and Restated Declaration of Trust (the "Declaration of Trust"), to increase the number of authorized shares of beneficial interest as described in this Proxy Statement.

WHY IS THIS SPECIAL MEETING BEING CALLED?

         Equity Residential is presently authorized by its Declaration of Trust to issue up to 350,000,000 common shares. After giving effect to the 2-for-1 share split in October 2001, 270,615,650 common shares were issued and outstanding as of October 29, 2001 and 68,430,167 common shares have been reserved for issuance for purposes of conversion of outstanding convertible securities, dividend reinvestment and direct purchases, and share options and share purchases under shareholder approved employee benefit plans, leaving only 10,954,183 common shares available for issuance. Consequently, the Company may not have a sufficient number of authorized common shares available if necessary for future mergers and acquisitions, capital raising activities, share splits and other legitimate corporate purposes. Accordingly, the Board of Trustees proposes to amend the Company's Declaration of Trust to increase the number of authorized common shares from 350,000,000 to 1,000,000,000 so that sufficient additional common shares will be available for issuance from time to time for such purposes.

WHAT IS THE BOARD'S RECOMMENDATION?

         The Board of Trustees has unanimously approved the proposed amendment and recommends that you vote FOR the proposal. If no instructions are indicated on your properly signed proxy, the representatives holding proxies will vote for the proposal in accordance with the recommendations of the Board of Trustees.

WHO IS ENTITLED TO VOTE?

         You will be entitled to vote your shares on the proposal if you held your shares as of the close of business on October 29, 2001. Each of the shares outstanding on that date is entitled to one vote on the proposal.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

         The affirmative vote of at least two-thirds of all the outstanding common shares is necessary to approve the proposed amendment to the Company's Declaration of Trust. Abstentions and broker non-votes will have the effect of a "NO" vote as to the proposed amendment.

HOW DO I VOTE?

         YOUR VOTE IS IMPORTANT. Shareholders can vote in person at the Special Meeting or by proxy. If you are a registered shareholder (that is, if you hold your shares in your own name and not through a broker or other nominee), there are three ways to vote by proxy:

         o BY TELEPHONE: You can vote by touch-tone telephone using the toll-free number 1-877-PRX-VOTE (1-877-779-8683) and following the instructions on the proxy card;

         o BY INTERNET: You can vote by Internet by going to the website at HTTP://WWW.EPROXYVOTE.COM/EQR and following the instructions provided; or

         o BY MAIL: You can vote by mail by signing, dating and mailing the enclosed proxy card in the envelope provided.

         If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate.

         If you hold your shares in "street name" through a broker, you will need to give your broker instructions on how to vote. Please follow the directions provided by your broker to vote your shares. The directions accompany this Proxy Statement.

WHAT CONSTITUTES A QUORUM?

         The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date of October 29, 2001, will constitute a quorum, permitting the meeting to conduct its business. As of the record date, a total of 270,615,650 common shares were outstanding and entitled to vote. If you have returned valid proxy instructions (whether by mail, by phone or by Internet) or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum.

         Abstentions and broker non-votes count for quorum purposes but they have the same effect as votes AGAINST the proposal. A broker non-vote occurs when a broker does not submit a vote on a proposal such as the one described in this Proxy Statement because the beneficial owner of the shares (your shares if you have invested in the Company through your brokerage account) has not provided the broker with instructions on how to vote the shares.

CAN I REVOKE OR CHANGE MY PROXY?

         Yes, you may change or revoke your proxy at any time before the Special Meeting. To do so, you must advise the Secretary of Equity Residential in writing before your shares are voted by the representatives at the Special Meeting, deliver later proxy instructions, or attend the Special Meeting and vote your shares in person. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, but attendance at the Special Meeting will not by itself revoke a previously granted proxy.

WHO PAYS THE COST OF THIS PROXY SOLICITATION?

         Equity Residential will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, the Company has hired MacKenzie Partners, Inc. to assist in distributing and soliciting proxies and will pay $6,500 plus reasonable out-of-pocket expenses for these services. The Company will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies. We also expect that some of our employees will solicit Equity Residential common shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this.

WHY HAVE WE SENT YOU THESE PROXY MATERIALS?

         We sent you these proxy materials because our Board of Trustees is requesting that you allow your common shares to be represented at the Special Meeting by the proxies named in the enclosed proxy card. This Proxy Statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares on the proposal. On November 6, 2001, we began mailing these proxy materials to all shareholders of record at the close of business on October 29, 2001.


              PROPOSAL TO AMEND THE COMPANY'S DECLARATION OF TRUST
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES

         The Board of Trustees unanimously recommends that shareholders approve an amendment (the "Amendment") to Equity Residential's Declaration of Trust to increase the total number of authorized common shares of beneficial interest from 350,000,000 to 1,000,000,000, resulting in an increase of the total number of authorized common and preferred shares from 450,000,000 to 1,100,000,000 (the "Increase"). The number of authorized preferred shares would remain at 100,000,000. The additional authorized common shares would have the same rights and privileges as the common shares currently authorized and issued. If the Amendment is approved by the shareholders, it will become effective upon filing a Certificate of Amendment to the Declaration of Trust with the Maryland State Department of Assessments and Taxation.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

         After giving effect to the 2-for-1 share split in October 2001, Equity Residential had as of October 29, 2001 270,615,650 common shares issued and outstanding, and 68,430,167 common shares reserved for issuance to provide for conversion of outstanding convertible securities, dividend reinvestment and direct purchases, and share options and share purchases under shareholder approved employee benefit plans. Thus, only 10,954,183 common shares of the 350,000,000 authorized common shares currently remain available for issuance. As a result, the Company may not have a sufficient number of authorized common shares available for issuance for future mergers and acquisitions, capital raising activities, share splits and other legitimate corporate purposes.

         The purpose of the proposed Amendment is to provide Equity Residential with enough authorized common shares for future mergers and acquisitions and capital raising activity in a manner consistent with its established past practices, the possibility of a future 2-for-1 share split, as well other general corporate purposes, including issuance of shares under its dividend reinvestment and direct purchase plan and shares, share options and share purchases under shareholder approved employee benefit plans. The Board of Trustees believes that the Increase in the total number of authorized common shares will help Equity Residential to meet its future needs and enhance its flexibility to respond quickly to market opportunities and conditions. Failure to implement the proposed Amendment could, in effect, prevent Equity Residential from continuing the pursuit of its successful growth and capital markets strategies.

         The Board of Trustees will determine whether, when and on what terms the issuance of common shares may be warranted in connection with any of these purposes. Equity Residential has no immediate plans with respect to the issuance of any of the additional shares that would be authorized by the Amendment. If the Increase is approved by the shareholders, the additional common shares will be available for issuance from time to time without further action by the shareholders, unless required by applicable law, regulatory agencies or the rules of any stock exchange or national securities association trading system in which the common shares are then listed or quoted. Under the Company's Declaration of Trust, shareholders do not have preemptive rights with respect to the common shares.

         The Company has not proposed the Increase with the intention of using the additional common shares for anti-takeover purposes, although the Company could theoretically use the additional shares in the future to make it more difficult or to discourage an attempt to acquire control of the Company. As of this date, the Company is unaware of any pending or threatened efforts to acquire control of the Company.

VOTE REQUIRED

          The affirmative vote of at least two-thirds of all the outstanding common shares is necessary to approve the proposed Amendment. Abstentions and broker non-votes will have the effect of a "NO" vote as to the proposed amendment to the Declaration of Trust.

RECOMMENDATION

         THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S DECLARATION OF TRUST TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES.


                   SHARE OWNERSHIP OF TRUSTEES AND MANAGEMENT

         The following table sets forth information as of October 12, 2001, concerning the beneficial ownership of the Company's common shares by each trustee, its five most highly compensated executive officers for the 2000 calendar year, and the trustees and all executive officers as a group.


                                      NUMBER OF          SHARES UPON                              PERCENT OF
                                       COMMON            EXERCISE OF                                COMMON
        NAME                          SHARES(1)          OPTIONS(2)              TOTAL(1)          SHARES(1)
        ----                         -------------       -----------            -----------       -----------
  Samuel Zell                         6,561,492(3)        1,907,020              8,468,512            2.86%
  Douglas Crocker II                    744,618(4)        2,496,268              3,240,886            1.09%
  John W. Alexander                      29,494              90,000                119,594              *
  Stephen O. Evans                    2,175,624(5)           13,332              2,188,956              *
  Henry H. Goldberg                     699,394(6)           70,000                769,394              *
  Errol R. Halperin                      20,214(7)          100,000                120,214              *
  James D. Harper, Jr.                   19,654              90,000                109,654              *
  Boone A. Knox                       3,233,416(8)           30,000              3,263,416            1.11%
  Edward Lowenthal                      215,918(9)           23,332                239,250              *
  Jeffrey H. Lynford                    101,780              33,332                135,112              *
  Sheli Z. Rosenberg                    257,910(10)         317,484                575,394              *
  Gerald A. Spector                     515,062(11)       1,165,914              1,680,976              *
  Michael N. Thompson                   229,780(12)          30,000                259,780              *
  B. Joseph White                        17,338              80,000                 97,338              *
  Edward J. Geraghty                     68,564             132,776                201,340              *
  David J. Neithercut                    94,396(13)         622,232                716,628              *
  Frederick C. Tuomi                     89,208             394,510                483,718              *
  Trustees and Executive
     Officers as a
     Group (22 persons)              15,552,876           9,018,334             24,571,210            8.12%

--------------------------------
* Less than 1%.

(1)      Calculated in accordance with applicable rules of the SEC.

(2) Reflects common shares which may be acquired within 60 days after October 12, 2001 through the exercise of share options.

(3) Includes 4,875,252 limited partnership interests ("OP Units") in ERP Operating Limited Partnership (the "Operating Partnership"). OP Units are exchangeable on a one-for-one basis into common shares. Also includes 60,000 common shares beneficially owned by the Zell Family Foundation. Mr. Zell disclaims beneficial ownership of 1,141,988 common shares (including the 60,000 common shares held by the Zell Family Foundation and assuming the exchange of 1,081,988 OP Units) because the economic benefits with respect to such common shares are attributable to other persons. EGIL Investments, Inc. has beneficial ownership of 1,074,512 OP Units. Under a stockholder's agreement dated December 31, 1999 among certain Zell family trusts and certain Robert Lurie family trusts, the Zell trusts have the power to vote and to dispose of the common shares and OP Units beneficially owned by EGI Holdings, Inc. and the Lurie trusts have the power to vote and to dispose of the common shares and OP Units beneficially owned by EGIL Investments, Inc.

(4) Includes 17,650 common shares beneficially owned by Mr. Crocker's spouse, as to which Mr. Crocker disclaims beneficial ownership. Also includes 350,000 common shares beneficially owned by MWC Partners, L.P. ("MWC"), of which Mr. Crocker is the sole general partner. The sole limited partner of MWC is a trust created for the benefit of Mr. Crocker's spouse and Mr. Crocker's children.

(5) Includes 100,000 common shares and 135,550 OP Units beneficially owned by The Evans Family Limited Liability Company, of which Mr. Evans serves as the manager. Also includes 10,600 common shares beneficially owned by The Evans Charitable Foundation, a not-for-profit corporation, of which Mr. Evans serves as chairman. Also includes 178,298 OP Units beneficially owned by The Evans Family Revocable Trust, of which Mr. Evans serves as the trustee. As such, Mr. Evans may be deemed the beneficial owner of all the foregoing common shares and OP Units. Also includes 1,733,374 OP Units beneficially owned by limited partnerships (collectively, the "EW LPs"), of which Mr. Evans serves as a general partner and has a 50% ownership interest. As such, Mr. Evans may be deemed the beneficial owner of approximately 50% of the common shares and OP Units beneficially owned by the EW LPs. Mr. Evans disclaims beneficial ownership of the other 50% interest in such common shares and OP Units, which are beneficially owned by other persons.

(6)      Includes 244,536 OP Units.

(7) Includes 2,000 common shares beneficially owned by Mr. Halperin's spouse, as to which Mr. Halperin disclaims beneficial ownership.

(8) Includes 2,347,898 common shares beneficially owned by Knox, Ltd., of which Mr. Knox is the general partner, and includes 6,774 common shares beneficially owned by BT Investments, of which Mr. Knox is the managing partner. Mr. Knox disclaims beneficial ownership of the common shares owned by Knox, Ltd. and BT Investments, except to the extent of his pecuniary interest in 302,232 common shares. Also includes 6,228 common shares beneficially owned by Mr. Knox's spouse and 848 common shares beneficially owned by Mr. Knox, not individually, but as custodian for his niece and nephew, as to all of which Mr. Knox disclaims beneficial ownership. Also includes 349,022 common shares beneficially owned by the Knox Foundation, of which Mr. Knox is the trustee. Mr. Knox disclaims beneficial ownership of the common shares owned by the Knox Foundation. Also includes 346,548 common shares beneficially owned by Folkstone Limited Partnership ("FLP"), of which Mr. Knox became a general partner on August 23, 2000. Mr. Knox disclaims beneficial ownership of the common shares owned by FLP except to the extent of his pecuniary interest therein.

(9) Includes 98,356 common shares beneficially owned by Mr. Lowenthal's spouse, as to which Mr. Lowenthal disclaims beneficial ownership. Also includes 9,800 common shares beneficially owned by The Lowenthal Family Foundation. Mr. Lowenthal is the chairman of The Lowenthal Family Foundation and disclaims beneficial ownership of the common shares.

(10) Includes 32,400 common shares beneficially owned by Ms. Rosenberg's spouse, as to which Ms. Rosenberg disclaims beneficial ownership. Also includes 3,056 OP Units.

(11) Includes 246,094 common shares beneficially owned by Mr. Spector's spouse, and 4,674 common shares beneficially owned by Mr. Spector as custodian for his minor children, as to all of which Mr. Spector disclaims beneficial ownership. Also includes 3,366 OP Units.

(12) Includes 838 common shares beneficially owned by Mr. Thompson's children and 8,414 common shares beneficially owned by Mr. Thompson's spouse, as to all of which Mr. Thompson disclaims beneficial ownership. Also includes 1,060 common shares beneficially owned in joint tenancy by Mr. Thompson and his spouse.

(13) Includes 7,750 common shares and an additional 2,224 common shares, assuming the conversion of 2,000 Series E Convertible Preferred Shares, all of which are beneficially owned by Mr. Neithercut's children, and as to all of which Mr. Neithercut disclaims beneficial ownership.


                    SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS

         This table sets forth information with respect to persons who are known to own more than 5% of the Company's outstanding common shares.

                                             NUMBER OF           PERCENTAGE OF
                                           COMMON SHARES            COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIALLY OWNED (1)      SHARES (1)
------------------------------------   ----------------------    -------------
FMR Corp.(2)
  82 Devonshire Street
  Boston, MA 02109                              30,104,392           11.434%

------------------------
(1) The number of common shares beneficially owned is calculated as of December 31, 2000, as adjusted for the 2-for-1 share split in October 2001, and is based on SEC regulations governing the determination of beneficial ownership of securities.

(2) Amendment No. 8 to Schedule 13G of the reporting persons filed with the SEC on February 14, 2001 states that FMR Corp. has sole power to vote or direct the vote of 1,947,600 common shares and has the sole power to dispose or direct the disposition of 30,104,392 common shares. Of these shares, Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is reported as the beneficial owner of 28,065,192 shares as a result of its acting as an investment advisor to various Fidelity funds, and Edward C. Johnson 3d, FMR Corp.'s chairman, and FMR Corp., through its control of Fidelity Management, each is reported as having sole power to dispose of the 28,065,192 shares owned by the Fidelity funds, but no power to vote or direct the voting of the shares. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 2,039,200 shares as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each are reported as having sole dispositive power over 2,039,200 of these shares and sole power to vote or direct the voting of 1,947,600 of such shares. The
         Schedule 13G also states that Mr. Johnson 3d owns 12% of the outstanding voting stock of FMR Corp. and that Abigail P. Johnson, a director, owns 24.5% of the outstanding voting stock of FMR Corp.


                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 30, 2001, in order to be considered for inclusion in our 2002 Proxy Statement.


                                  OTHER MATTERS

         The Board knows of no other matters to be presented for shareholder action at the Special Meeting. If any other matters are properly presented at the Special Meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their best judgment.


                                       By Order of the Board of Trustees




                                       Bruce C. Strohm,
                                       Executive Vice President, General Counsel
                                         and Secretary


Chicago, Illinois
November 6, 2001

                           [EQUITY RESIDENTIAL LOGO]





                                                                    1208-SPS-01

                                   DETACH HERE


                                      PROXY

                       EQUITY RESIDENTIAL PROPERTIES TRUST

               TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
     FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 12, 2001

         The undersigned shareholder of Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company") hereby appoints DOUGLAS CROCKER II and BRUCE C. STROHM, or either of them (the "Representatives"), with full power of substitution, as proxies for the undersigned to represent the undersigned at the Special Meeting and to vote all Common Shares of the Company which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held in Chicago, Illinois, on December 12, 2001, and any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Common Shares.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOXES, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF TRUSTEES' RECOMMENDATION. THE REPRESENTATIVES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

         Note: If you plan to attend the Special Meeting in person, please let us know by marking the proxy card in the space provided.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



SEE REVERSE                                                        SEE REVERSE
   SIDE                                                                SIDE

EQUITY RESIDENTIAL
PROPERTIES TRUST
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA  02205-9398


VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY STATEMENT
    AND PROXY CARD.

2.  CALL THE TOLL-FREE NUMBER
    1-877-PRX-VOTE (1-877-779-8683)

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.  FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!


VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY STATEMENT
    AND PROXY CARD.

2.  GO TO THE WEBSITE
    HTTP://WWW.EPROXYVOTE.COM/EQR

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.  FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!
Go to HTTP://WWW.EPROXYVOTE.COM/EQR anytime!

   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.
                                   DETACH HERE

/X/   PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Authority to vote for approval of the amendment to the Company's Declaration of Trust to increase the number of authorized common shares available for issuance.

   FOR       / /



   AGAINST   / /


   ABSTAIN   / /

    In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting.


                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR AUTHORITY TO VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S DECLARATION OF TRUST TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES AVAILABLE FOR ISSUANCE.



                                              MARK HERE
                                              TO DISCONTINUE
                                              EXTRA ANNUAL
                                              REPORT               / /

                    MARK HERE FOR               MARK HERE IF YOU
                    ADDRESS CHANGE              PLAN TO ATTEND
                    AND NOTE AT LEFT / /        THE MEETING        / /

                    Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title under signature.

Signature _________________________ Date: ____________ Signature: ______________________ Date: ___________